Exhibit 99.1

AEGERION PHARMACEUTICALS ANNOUNCES

SECOND-QUARTER 2014 FINANCIAL RESULTS

- Company achieves $36.0 million in net product sales of JUXTAPID® with 34% growth in sales over first quarter

- Cash flow positive operations anticipated in the second half of 2014

Cambridge, MA, July 29, 2014—Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases, announced its financial results and business highlights for the second-quarter of 2014.

Highlights

•	Aegerion achieved $36.0 million in net product sales of JUXTAPID® (lomitapide) capsules in the second-quarter of 2014. 93% of net product sales in the second quarter were from the United States business, representing growth of 29% over net product sales from the U.S. business in the prior quarter of 2014.

•	Based upon six months of results, and expectations for the balance of the year, the Company now expects full-year JUXTAPID net sales to be towards the lower end of the previously stated guidance range of between $180 and $200 million.

•	The Company expects its Phase 3, open label clinical trial of lomitapide as an adjunct treatment to reduce low-density lipoprotein cholesterol (LDL-C) in adult Japanese patients with homozygous familial hypercholesterolemia (HoFH) to be fully enrolled by the end of this week.

“In the second quarter, we experienced meaningful growth in the number of U.S. prescriptions written and HoFH patients coming onto therapy, and we are encouraged by these trends that show the recent investments in optimizing our commercial organization beginning to bear fruit,” said Marc D. Beer, Chief Executive Officer.

Mr. Beer continued, “The investments we made in the commercial organization in the first quarter have created gains in capacity that we believe will positively impact Aegerion’s operations over the coming quarters and years.”

Financial Results

Net product sales for the second-quarter ended June 30, 2014 were $36.0 million, compared with $6.5 million in the second-quarter ended June 30, 2013. Net product sales for the six months ended June 30, 2014 were $63.0 million, compared with $7.7 million for the six months ended June 30, 2013. 93% of net product sales in the second quarter of 2014 were from prescriptions written for U.S. patients, while 7% came from ex-U.S. countries. The Company expects net product sales from named patient sales in ex-U.S. countries to fluctuate quarter-over-quarter, and those sales could in any quarter be a smaller or greater percentage of total net product sales than in the previously reported quarter.

For the second-quarter ended June 30, 2014, GAAP net loss was $9.6 million, or $0.33 per share, compared with a GAAP net loss of $18.9 million, or $0.66 per share, for the same period in 2013. For the six months ended June 30, 2014, GAAP net loss was $25.4 million, or $0.86 per share, compared with a GAAP net loss of $37.0 million, or $1.30 per share, for the same period in 2013.

Aegerion’s non-GAAP operating results are GAAP operating results adjusted for the impact of stock-based compensation. A full reconciliation of GAAP to non-GAAP financial results is included later in this press release.

For the second-quarter ended June 30, 2014, non-GAAP net loss, which excludes stock-based compensation, was $1.7 million, or $0.06 per share, compared with a non-GAAP net loss of $12.1 million, or $0.42 per share, for the same period in 2013. For the six months ended June 30, 2014, non-GAAP net loss was $8.9 million, or $0.30 per share, compared with a non-GAAP net loss of $26.7 million, or $0.93 per share, for the same period in 2013.

Selling, general and administrative expenses were $32.3 million for the quarter ended June 30, 2014, compared to $16.8 million for the same period in 2013. Selling, general and administrative expenses were $64.1 million for the six months ended June 30, 2014, compared to $30.1 million for the same period in 2013. The increase in selling, general and administrative expenses in the second-quarter and first half of 2014 over the comparable periods in 2013 was primarily related to increased headcount in both selling and administrative functions, outside services required to support the commercial launch of JUXTAPID in the U.S. and our global expansion, and increased legal fees.

Research and development expenses were $8.9 million for the quarter ended June 30, 2014, compared to $7.6 million for the same period in 2013. Research and development expenses were $16.8 million for the six months ended June 30, 2014, compared to $13.4 million for the same period in 2013. The increase in research and development expenses for the second quarter over the comparable period in 2013 was primarily related to employee costs tied to increased headcount in the Company’s medical affairs and international regulatory activities, outside services required to support pharmacovigilance and manufacturing process development activities in the U.S., clinical trial costs and outside contract manufacturing process development activities associated with regulatory requirements in Brazil.

Cash, cash equivalents and marketable securities totaled $104.7 million as of June 30, 2014, compared to $126.2 million as of December 31, 2013.

2014 Financial Guidance

Aegerion stated the following financial guidance:

•	Aegerion now expects full-year JUXTAPID net product sales to be towards the lower end of the previously stated guidance range of between $180 and $200 million. Aegerion expects total operating expenses, excluding stock-based compensation, of between $145 and $155 million for FY 2014. The Company expects GAAP operating expenses in 2014, including stock-based compensation, to be between $185 and $195 million.

•	The Company expects cash flow positive operations to occur in the second half of 2014.

Conference Call Details

Aegerion will hold a conference call to discuss its financial results, business highlights and outlook today, Tuesday, July 29, 2014 at 5:00 p.m. EDT. In addition, the Company will answer questions concerning business and financial developments and trends, and other matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.

To listen to the conference call, dial (866) 516-3002 (international callers dial (760) 298-5082). In addition, the presentation will be webcast live, and may be accessed for up to 30 days following the call, by visiting the “Investors” section of Aegerion’s website, www.aegerion.com. An accompanying slide presentation also can be accessed via the “Investors” section of the Aegerion website.

About Aegerion Pharmaceuticals

Aegerion Pharmaceuticals is a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases. For more information about the company, please visit www.aegerion.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the potential impact of commercial expansion, investments and other activities in the U.S; expectations with respect to named patient sales outside the U.S.; our expectations with respect to progress on clinical development of lomitapide in Japan; and expectations as to future financial results, including operating expenses, cash flow and net product sales. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other factors: the risk that market acceptance of lomitapide in the U.S. may not continue at the levels we expect and may be lower outside the U.S. than we expect; the risk that the conversion of prescriptions for lomitapide into patients on therapy may be lower than we expect or that the drop-out rate may be higher than we expect; the risk that the actual number of patients with HoFH may be lower than our estimates; the risk that the restrictions imposed by the regulatory authorities or the side effect profile or the impact of competitive products may limit the potential of lomitapide; the risk that private or government payers may impose restrictions that hinder reimbursement; the risk that named patient sales in Brazil and other key countries outside the U.S. may not be at the levels we expect, or that orders for named patient sales may continue to be delayed, including as a result of government investigations or other actions, economic pressures or political unrest; the risk that we do not obtain requisite pricing and reimbursement approvals in the key countries of the EU and in other countries outside the U.S. where lomitapide is approved on a timely basis or at acceptable levels and without significant limitations; the risk that regulatory authorities in new markets may not be satisfied with the efficacy or safety profile of lomitapide or our proposed risk management plan, and may not approve lomitapide on a timely basis, or at all or that regulatory authorities may impose significant restrictions on approval; the risk that the ongoing government investigations of our activities, or the outcome of any such investigation, may negatively impact our future business or results of operations; the risk that technical hurdles or regulatory authorities may delay progress on our clinical development or initiation of future clinical trials; the risk of unexpected results in use of our commercial product or during our additional nonclinical or clinical development work with lomitapide; the risk of unexpected manufacturing issues affecting future supply; the risk that any of the foregoing may cause product sales revenue to be lower than we expect, or that we may incur unanticipated expenses in connection with our activities; and the other risks inherent in commercialization, drug development and the regulatory approval process.

For additional disclosure regarding these and other risks we face, see the disclosure contained in the “Risk Factors” section of Aegerion’s Quarterly Report on Form 10-Q filed on May 9, 2014, and our other public filings with the Securities and Exchange Commission, available on the SEC’s website at http://www.sec.gov. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Investors and others should note that we communicate with our investors and the public using our company website (www.aegerion.com) and our investor relations website (http://ir.aegerion.com), including but not limited to company disclosures; investor presentations and FAQs; Securities and Exchange Commission filings; press releases; public conference calls and webcasts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

CONTACT:

Aegerion Pharmaceuticals, Inc.

Amanda Murphy

Manager, Investor Relations & Public Relations

(857) 242-5024

amurphy@aegerion.com

Aegerion Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In 000s)	2014	2013	2014	2013
Net product sales	$36,014	$6,490	$62,987	$7,721
Cost of product sales	4,158	727	6,822	910
Operating expenses:
Selling, general and administrative	32,329	16,849	64,107	30,069
Research and development	8,942	7,618	16,846	13,393
Restructuring costs	1	1	2	2

Total operating expenses	41,272	24,468	80,955	43,464

Loss from operations	(9,416)	(18,705)	(24,790)	(36,653)
Interest expense, net	(70)	(114)	(141)	(263)
Other expense, net	(31)	(78)	(138)	(123)

Net loss before provision for income taxes	(9,517)	(18,897)	(25,069)	(37,039)
Provision for income taxes	(105)	—	(329)	—

Net loss	$(9,622)	$(18,897)	$(25,398)	$(37,039)

Net loss per common share—basic and diluted	$(0.33)	$(0.66)	$(0.86)	$(1.30)

Weighted-average shares outstanding—basic and diluted	29,494	28,836	29,453	28,588

Aegerion Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(In 000s)	June 30, 2014	December 31, 2013
Cash, cash equivalents and marketable securities	$104,687	$126,231
Accounts receivable	12,437	7,572
Inventories	6,836	1,640
Prepaid expenses and other current assets	7,064	5,071
Property and equipment, net	3,385	1,654
Other assets	210	164

Total assets	$134,619	$142,332

Accounts payable and accrued liabilities	$20,448	$21,266
Current portion of long-term debt	3,578	3,578
Long-term debt	2,222	4,011
Other noncurrent liabilities	1,794	445

Total liabilities	28,042	29,300
Total stockholders’ equity	106,577	113,032

Total liabilities and stockholders’ equity	$134,619	$142,332

Aegerion Pharmaceuticals, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In 000s)	2014	2013	2014	2013
Net loss reconciliation:
GAAP net loss	$(9,622)	$(18,897)	$(25,398)	$(37,039)
Stock based compensation	7,966	6,772	16,489	10,350

Non-GAAP net loss	$(1,656)	$(12,125)	$(8,909)	$(26,689)

GAAP net loss per common share—basic and diluted	$(0.33)	$(0.66)	$(0.86)	$(1.30)

Non-GAAP net loss per common share—basic and diluted	$(0.06)	$(0.42)	$(0.30)	$(0.93)

GAAP and Non-GAAP weighted-average shares outstanding—basic and diluted	29,494	28,836	29,453	28,588

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$32,329	$16,849	$64,107	$30,069
Stock based compensation	(6,672)	(4,181)	(13,931)	(6,837)

Non-GAAP selling, general and administrative	$25,657	$12,668	$50,176	$23,232

Research and development reconciliation:
GAAP research and development	$8,942	$7,618	$16,846	$13,393
Stock based compensation	(1,294)	(2,591)	(2,558)	(3,513)

Non-GAAP research and development	$7,648	$5,027	$14,288	$9,880

Restructuring costs reconciliation:
GAAP restructuring costs	$1	$1	$2	$2
Stock based compensation	—	—	—	—

Non-GAAP restructuring costs	$1	$1	$2	$2